I hereby resign as an Ovvio Better Life, Inc. Director/Officer.

  /s/ Lorenza Semeraro                                          4/26/2000
  ____________________________                            Dated_________________
  Lorenza Semeraro





  I hereby resign as an Ovvio Better Life, Inc. Director/Officer

  /s/ Gianni Semeraro                                    4/26/2000
  ____________________________                     Dated_________________
  Gianni  Semeraro




  I hereby resign as an Ovvio Better Life, Inc. Officer


  /s/ Luigi Zavaglio                                     4/26/2000
  ____________________________                     Dated_________________
  Luigi Zavaglio